Exhibit 99.1

News Release

Boeing Commercial Airplanes
P.O. Box 3707 MC 21-70
Seattle, WA 98124-2207
www.boeing.com

Boeing Sets 787 First Delivery Date for Mid-First Quarter 2011

EVERETT, Wash., Aug. 27, 2010 – The Boeing [NYSE:BA] Company said today that it now expects delivery of the first 787 in the middle of the first quarter 2011.

The delivery date revision follows an assessment of the availability of an engine needed for the final phases of flight test this fall.

While Boeing works closely with Rolls-Royce to expedite engine availability, flight testing across the test fleet continues as planned.

Boeing said last month that the cumulative impact of a series of issues, including supplier workmanship issues related to the horizontal stabilizer and instrumentation delays, could push first delivery of the 787 a few weeks into 2011. The delay in engine availability has extended that estimate to mid-first quarter 2011.

The schedule revision will not affect the company’s financial guidance.

Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based upon assumptions about future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak to events only as of the date they are made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. Specific factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, statements we make regarding our guidance relating to future financial and operating performance, the effect of economic conditions in the United States and globally, and general industry conditions as they may impact us or our customers, as well as the other important factors disclosed previously and from time to time in our other filings with the Securities and Exchange Commission.

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Contacts:

Yvonne Leach

787 Communications

+1 206-854-5027

yvonne.l.leach@boeing.com

Jim Proulx

Boeing Commercial Airplanes Media Relations

+1 206-850-2102

jim.proulx@boeing.com